SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A/A
Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AURIS MEDICAL HOLDING AG

(Exact Name of Registrant as Specified in Its Charter)

Switzerland (State of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification No.)

Bahnhofstrasse 21

Zug, Switzerland (Address of Principal Executive Offices)	6300 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common shares, nominal value CHF 0.40 per share	The NASDAQ Stock Market LLC

Common shares, nominal value CHF 0.40 per share The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒:

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-197105 (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of Class)

N/A

INFORMATION REQUIRED IN REGISTRATION STATEMENT

This Amendment No. 1 to Form 8-A amends and supplements the information set forth in the Registration Statement on Form 8-A filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on July 29, 2014.

Item 1:   Description of Registrant’s Securities to be Registered

The description under the heading “Description of Share Capital and Articles of Association” relating to the Registrant’s common shares, CHF 0.40 nominal value per share (the “Common Shares”), in the Registrant’s prospectus supplement relating to the Registrant’s Registration Statement on Form F-3 (Registration No. 333-206710) filed with the Securities and Exchange Commission on June 1, 2016 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is incorporated by reference herein.

Item 2:   Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Auris Medical Holding AG
By:	/s/ Thomas Meyer
	Name:	Thomas Meyer
	Title:	Chief Executive Officer

Date: June 1, 2016